UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 8, 2024
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Eldorado Blvd., Building 5
Broomfield,	Colorado	80021
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

13601 Via Varra
Broomfield, Colorado 80020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 8, 2024, Crocs, Inc. (“we,” “our”) issued a press release updating its financial guidance and announcing its participation in the 2024 Annual ICR Conference. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01. Other Events.

We are also filing this Current Report on Form 8-K to reflect changes to the presentation of our notes to the consolidated financial statements as set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2023 (the “2022 10-K”), (ii) our Quarterly Report on Form 10-Q for the period ended March 31, 2023, as filed with the SEC on April 27, 2023 (the “Q1 2023 10-Q”), (iii) our Quarterly Report on Form 10-Q for the period ended June 30, 2023, as filed with the SEC on July 27, 2023 (the “Q2 2023 10-Q”), and (iv) our Quarterly Report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 2, 2023 (the “Q3 2023 10-Q”), in order to give effect to a change in segment reporting.

Our business has continued to evolve in the period following the consummation of the HEYDUDE acquisition, as we have grown the brand and staffed and developed our leadership team at HEYDUDE. In the fourth quarter of 2023, to reflect changes in the way management evaluates performance, makes operating decisions, and allocates resources, we updated our reportable operating segments to be (i) Crocs Brand and (ii) HEYDUDE Brand. Each of the reportable operating segments derives its revenues from the sale of footwear, apparel, and accessories to external customers. Each segment’s performance is evaluated based on segment results without allocating Enterprise corporate expenses, which include global corporate costs associated with both brands such as legal, information technology, human resources, and finance. Segment profit and losses include adjustments to eliminate inter-segment sales. Reconciling items between segment income from operations and income from operations consist of unallocated Enterprise corporate and other expenses, as well as inter-segment eliminations.

To reflect the change in segment reporting, we have attached Exhibit 99.2 to this Current Report on Form 8-K to update the information in the Operating Segments and Geographic Information footnote in the 2022 10-K as well as previously reported amounts in the Operating Segments and Geographic footnotes for the quarters following December 31, 2022, as disclosed in our Q1 2023 10-Q, Q2 2023 10-Q, and Q3 2023 10-Q. Such information has been recast to conform with the realigned segments.

Except for the segment changes described above, this Current Report on Form 8-K does not modify, or update disclosures as presented in our 2022 10-K or our Q1 2023 10-Q, Q2 2023 10-Q, and Q3 2023 10-Q and does not reflect any changes, events, or activities occurring after the applicable filing date. We have not otherwise updated for activities or events occurring after the applicable dates these items were originally presented. The information in this Current Report on Form 8-K should be read in conjunction with the other information included in our 2022 10-K, Q1 2023 10-Q, Q2 2023 10-Q, and Q3 2023 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Crocs, Inc. press release dated January 8, 2024.

99.2
Unaudited revised Operating Segment and Geographic Information footnotes in Annual Report on Form 10-K for the year ended December 31, 2022 and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: January 8, 2024	By:	/s/ Anne Mehlman
Anne Mehlman
Executive Vice President and Chief Financial Officer

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